As filed with the Securities and Exchange Commission on  September 19 , 2012
Registration Number 333-182393

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Personality Software Systems, Inc.
(Name of registrant as specified in its charter)

Nevada	8999	45-5136829
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11730 W. Sunset Blvd., No. 119
Los Angeles, California 90049
(714) 274-9379
(Address and telephone number of registrant’s principal executive offices)

Harold P. Gewerter, Esq.
Law Office of Harold P. Gerwerter, Esq., Ltd. 5536 S. Ft. Apache, Suite 102 Las Vegas, Nevada 89148 Telephone: (702) 382-1714 Facsimile No. (702) 382-1759
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
Title of Each Class	Amount	Maximum	Aggregate	Amount of
of Securities to be	to be	Offering Price	Offering	Registration
Registered	Registered (1)	per Share ($)	Price ($)(2)	Fee($)

Shares of Common Stock,
par value $0.001	3,000,000	$.05	$150,000	$17.19

1	3,000,000 shares are being offered by a direct offering at the price of $.05 per share.
2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

3,000,000 Shares of Common Stock

$0.05per share

$150,000 Maximum Offering

Personality Software Systems, Inc. (“PSSI” or the "Company") is offering on a best-efforts basis a minimum of 600,000 and a maximum of 3,000,000 shares of its common stock at a fixed price of $0.05 per share.  The price of $0.05 per share is a fixed for the duration of this offering.  There is no minimum investment required from any individual investor.  The shares are intended to be sold directly through the efforts of Uriel Lizama, our sole officer and director.  After the effective date of this prospectus, Mr. Lizama intends to advertise through personal contacts, telephone, and hold investment meetings.  We will not utilize the Internet or print media to advertise our offering.  Mr. Lizama will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Personality Software Systems as a possible investment.  For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Personality Software Systems, Inc.  All subscription funds will be held in a separate (limited to funds received on behalf of Personality Software Systems) non-interest bearing Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Personality Software Systems until such a time as the minimum proceeds are raised. Any additional proceeds received after the Minimum Offering is achieved will be immediately released to the Company by the Escrow Agent, Law Offices of Harold P. Gewerter, Esq., Ltd.   If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  See the section entitled "Plan of Distribution” herein.  Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.

The offering may terminate on the earlier of: (i) the date when the sale of all 3,000,000 shares is completed, (ii) anytime after the minimum offering of 600,000 shares of common stock is achieved, or (iii) 180 days from the effective date of this document.

Prior to this offering, there has been no public market for Personality Software Systems common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB).

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 8.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Minimum	600,000	$30,000	$0.00	$30,000
50% of Maximum	1,500,000	$75,000	$0.00	$75,000
Maximum	3,000,000	$150,000	$0.00	$150,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The price of $0.05 per share is a fixed for the duration of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  PERSONALITY SOFTWARE SYSTEMS, INC. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHISE THE OFFER OR SALE IS NOT PERMITTED.

Personality Software Systems does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ______________, 2012.

Table of Contents

SUMMARY OF PROSPECTUS	3
General Information about the Company	3
The Offering	5
RISK FACTORS	8
RISKS ASSOCIATED WITH THIS OFFERING	12
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	15
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	15
PLAN OF DISTRIBUTION	16
Offering will be Sold by Our Officer and Director	16
Terms of the Offering	17
Deposit of Offering Proceeds	18
Procedures and Requirements for Subscription	18
DESCRIPTION OF SECURITIES	18
INTEREST OF NAMED EXPERTS AND COUNSEL	20
DESCRIPTION OF OUR BUSINESS	20
General Information	20
Business Overview	21
Product Development/Technology	21
Marketing	22
Growth Strategy of the Company	23
Competitor Analysis	23
Patents and Trademarks	24
Need for any Government Approval of Products or Services	24
Government and Industry Regulation	25
Research and Development Activities	25
Environmental Laws	25
Employees and Employment Agreements	25
DESCRIPTION OF PROPERTY	25
LEGAL PROCEEDINGS	25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	25
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	27
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE	32
FINANCIAL DISCLOSURE	32
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	32
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	33
EXECUTIVE COMPENSATION	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
FUTURE SALES BY EXISTING STOCKHOLDERS	35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	35
INDEMNIFICATION	36
AVAILABLE INFORMATION	36
FINANCIAL STATEMENTS	37

PART I: INFORMATION REQUIRED IN PROSPECTUS

PERSONALITY SOFTWARE SYSTEMS, INC.
11730 W. SUNSET BLVD., NO. 119
LOS ANGELES, CALIFORNIA 90049
(714) 274-9379

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to “Personality Software Systems, Inc.”.

General Information about the Company

We are a development stage company formed in the state of Nevada on April 24, 2012.  Personality Software Systems plans to provide a mobile and web based software solution for providing valued insight to human resource departments who have more than 15 employees.  The software will intelligently provide industry specific questionnaires to employees through their mobile devices to be answered on a daily basis after or before work. The questions will evaluate personalities, perception of performance, and interpersonal relationships within the companies or business workforce. This data is then displayed privately and confidentially to the human resource department to identify performance issues, job satisfaction, efficiency, and give insight to help management and the overall company optimize its workforce.

Understanding honest perception of an individual, or an overall work environment, can be an important evaluation tool in any business. Sales figures and other measurable indicators of success are relatively easy for a management team to understand and react.  However, understanding an employee at a fundamental level can be a valuable tool for knowing and understanding your work force at an interpersonal and deeper level. A fact is that employees spend a significant amount of time together on a daily basis and therefore they invariably form impressionable, subliminal, and indelible relationships.  By leveraging daily non-intrusive questionnaires, the company can learn things about an employee, a job function, a department, and ultimately over time an overall corporate workforce culture.  The goal of our software is intended to provide honest responses which management can use as a tool to ultimately nurture a more productive workforce.

Personality Software Systems is a development stage company that has not commenced its planned principal operations to date.  Personality Software Systems plans to initiate marketing and offer our products to the marketplace approximately nine months following the closing of the offering.  Operations to date have been devoted primarily to start-up and development activities, which include the following:

1.	Framework for the business;

2.	Evaluate industries as initial markets;

3.	Define initial parameters for Personality Packages for each potential market;

4.	Due diligence on availability of outsourcing and freelance workers to aid in developing Personality Packages;

5.	Due diligence on technology to make our products available to mobile devices;

6.	Conducted research and evaluated server space availability.

Personality Software Systems has identified the following challenges to its success:

1.	Uniqueness in the marketplace
Personality Software Systems plans to introduce a new product which we believe is unique to the human resource marketplace.  Not only do we believe our product is unique, but the method our product is used through mobile devices needs to be accepted in the marketplace.

2.	Initial marketplace acceptance of our products
Personality Software Systems plans to initially offer our products to three industries utilizing the proceeds from this offering.  The three industries we initially intend to market to include: the Restaurant Industry, the Hospitality Industry, and Health Care.  We hope our products are accepted by these markets and we acquire enough paying companies to sustain operations and provide us with enough revenue so we can develop additional Personality Packages for marketing to other markets.

The Company believes that raising $150,000 through the sale of common equity is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The capital we are raising has been budgeted to develop our Personality Packages, market our products, and to become a fully reporting company.  Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from our products will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Personality Software Systems currently has one officer and director. This individual allocates time and personal resources to Personality Software Systems on a part-time basis and devotes approximately 15 hours a week to the Company.  Once the public offering is closed, Mr. Lizama plans to spend the time necessary to oversee the overall development of the Personality Packages, direct and manage freelance activity, organize the marketing campaign, supervise the technology integration, and direct the primary operations of the business.

As of the date of this prospectus, Personality Software Systems has 10,000,000 shares of $0.001 par value common stock issued and outstanding.

Personality Software Systems has administrative offices located at 11730 W. Sunset Blvd., No. 119, Los Angeles, California 90049.  Mr. Lizama, our sole office and director, provides the office on a rent free basis.

Personality Software Systems fiscal year end is December 31.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company the company is exempt from Section 14A(a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

The following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	Personality Software Systems is offering, on a best-efforts, self-underwritten basis, a minimum of 600,000 and a maximum of 3,000,000 shares of its common stock.

Offering Price per Share:	$.05

Offering Period:
The shares are being offered for a period not to exceed 180 days.  There is no minimum investment required to be purchased from any individual investor.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The offering may terminate on the earlier of: (i) the date when the sale of all 3,000,000 shares is completed, (ii) anytime after the minimum offering of 600,000 shares of common stock is achieved, or (iii) 180 days from the effective date of this document.

Escrow Account:
The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Personality Software Systems, Inc.” and will be deposited in a separate (limited to funds received on behalf of Personality Software Systems) non-interest bearing law office trust bank account until the Minimum Offering proceeds are raised.  No interest will be available for payment to either to the Company or the investors (since the funds are being held in a non-interest bearing account).  All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Personality Software Systems until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Law Offices of Harold P. Gerwerter, Esq., Ltd.  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Written notice will be mailed to each investor that the minimum offering amount has been received and the offering proceeds have been distributed to the Company.  All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. Personality Software Systems escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Personality Software Systems and is therefore not an independent third party.

Net Proceed to Company:	Minimum Amount: $19,500
50% of Maximum Amount: $64,500
Maximum Amount: $139,500

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding
Before the Offering:	10,000,000 common shares

Number of Shares Outstanding
After the Offering:	13,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Personality Software Systems assets, book value, historical earnings, or net worth.

Personality Software Systems will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, marketing, office supplies, outsourcing/freelance costs, programming costs, software engineer fees, website design fees, and other administrative related costs.

The Company has not presently secured an independent stock transfer agent. Personality Software Systems has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Personality Software Systems common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Personality Software Systems’ Audited Statements of Operations for the period from inception (April 24, 2012) to May 31, 2012.  The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As shown in the financial statements accompanying this prospectus, Personality Software Systems has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

Table: Audited Statements of operations data

PERSONALITY SOFTWARE SYSTEMS, INC.
(A Development Stage Company)
Statement of Operations

April 24, 2012
(inception)
May 31,
2012

Revenues	$—

Operating Expenses
Professional	—
General and administrative	3,150
Research and development	—
Depreciation and amortization	—
Total operating expenses	3,150

Net Income from operations	(3,150)

Other income (expense)
Interest expense	—
Income taxes	—

Net Income	$(3,150)

See auditor's report and notes to the audited financial statements

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

URIEL LIZAMA, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 15 HOURS PER WEEK TO COMPANY MATTERS.  ONCE THE PUBLIC OFFERING IS CLOSED, MR. LIZAMA PLANS TO SPEND THE TIME NECESSARY FOR THE DEVELOPMENT OF THE PERSONALITY PACKAGES, DIRECT AND MANAGE FREELANCE ACTIVITY, ORGANIZE THE MARKETING CAMPAIGN, SUPERVISE THE TECHNOLOGY INTEGRATION, AND DIRECT THE PRIMARY OPERATIONS OF THE BUSINESS.  HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES.  THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE.  THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees on a full-time basis until revenue will support the expense.  Until that time, the responsibility of developing the company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Uriel Lizama. While Mr. Lizama has business experience including management, he does not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

URIEL LIZAMA’S LACK OF EXPERIENCE IN MANAGEMENT OF REPORTING COMPANIES

Mr. Lizama does not have experience in running a public company that is a reporting company with the Securities and Exchange Commission. This lack of experience may cause delayed filings; this increases the risk of being delisted by FINRA because of late filings, and this may result in being subjected to civil penalties and having the market price of the Company’s common stock decrease in value due to these and other factors related to lack of experience with reporting companies.

IN THE FUTURE OUR COMPANY WILL BE REQUIRED TO PROVIDE MANAGEMENT’S REPORT ON THE EFFECTIVENESS OF OUR INTERNAL CONTROL OVER FINANCIAL REPORTING AND WE WILL BE SUBJECT TO AUDITOR ATTESTATION REQUIREMENTS.

The Company will not be required to provide management’s report on the effectiveness of our internal controls over financial reporting until our second annual report.  In addition, the Company will be exempt from the auditor attestation requirements concerning any such report so long as we are a smaller reporting company.  This may cause the Company to incur additional costs related to auditing and also the examination, investigation and report on internal controls.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. Lizama, our sole officer and director, has other business interests and currently devotes approximately 15 hours per week to our operations.  If Mr. Lizama is not able to devote sufficient time to run the Company, it may result in periodic interruptions in developing and furthering our business.  At the present we have not formulated a plan to resolve any possible conflicts of interest or if he is unable to fulfill any aspects of his duties to the Company which could have a significant negative effect on the success.  The Company does have an Internal Control Manual and Mr. Lizama has signed a Code of Conduct which details fiduciary responsibility and professional conduct.  Upon initiating our funding efforts, we plan to add additional board members whose responsibilities will include the formation of an independent board for providing oversight into transactions and business of the Company.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH MAY IMPACT THE COMPANY AND THE VALUE OF THE INVESTMENT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over.  Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future revenues, our ability to hire key personnel, level of acceptance of our products in the marketplace, general economic conditions, and Mr. Lizama’s time allocation to further the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HISTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

The Company was incorporated on April 24, 2012; we have not yet commenced our full scale business operations and we have not yet realized any revenues. We have minimal operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS
AUDITOR’S GOING CONCERN

As shown in the financial statements accompanying this prospectus, Personality Software Systems has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

OUR STOCK MAY BE CONSIDERED A “PENNY STOCK” AND THEREFORE WOULD BE SUBJECT TO SEC RULES GOVERNING LIMITS RELATING TO LIQUIDITY WHICH MAY AFFECT THE TRADING PRICE.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/his investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or his shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which: a) contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading; b) contains a description of the broker’s or dealer’s duties to the customer and of the right; c) and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended; d) contains a brief, clear, narrative description of a dealer market, including “bid”

and “ask” price for the penny stock and the significance of the spread between the bid and ask price; e) contains a toll-free number for inquiries on disciplinary actions; f) defines significant terms in the disclosure document or in the conduct of trading penny stocks; g) and contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer: a) the bid and offer quotations for the penny stock; b) the compensation of the broker-dealer and its salesperson in the transaction; c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; d) and monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

OUR LEGAL COUNSEL ALSO SERVES AS THE COMPANIES ESCROW AGENT AND THEREFORE IS NOT AN INDEPENDENT THIRD PARTY.

Personality Software Systems escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Personality Software Systems and is therefore not an independent third party.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly within 5 days without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The company believes that the fact that our attorney is not an independent third party will not have any impact on the Company’s ability to return funds if the minimum is not achieved within 180 days of the date of this prospectus.

THE ESCROW AGENT HERETO IS ALSO LEGAL COUNSEL FOR THE COMPANY RAISING A POTENTIAL CONFLICT OF INTEREST.

Harold P. Gewerter, Esq. Ltd. is acting as legal counsel for the issuer and is also acting as escrow agent for the offering and therefore is not an independent third party.  Mr. Gewerter’s position as escrow agent and legal counsel to the Issuer may create a conflict as it relates to requests by the Issuer to release funds from escrow and Mr. Gewerter’s duties to the investors under the escrow.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS.  IF WE DO NOT SELL THE SHARES IN THIS OFFERING WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

Personality Software Systems has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable.  Unless Personality Software Systems begins to generate sufficient revenues to finance operations as a going concern, Personality Software Systems may experience liquidity and solvency problems.  Such liquidity and solvency problems may force Personality Software Systems to cease operations if additional financing is not available. No known alternative resources of funds are available to Personality Software Systems in the event it does not have adequate proceeds from this offering. However, Personality Software Systems believes that the net proceeds of the Offering will be sufficient to satisfy the launch and operating requirements for the next twelve months.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not generated any revenue to date from operations. In order for us to continue with our plans and operating our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE MARKETS ACCEPTANCE OF OUR PRODUCTS. IF THE MARKET DOES NOT FIND OUR PRODUCTS DESIRABLE AND SUITABLE FOR THEIR USE AND WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH COULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to offer a product that the market accepts and is willing to pay for is critically important to our success. We cannot be certain that the products we offer will be accepted by the market.  As a result, there may not be any demand and our revenue stream could be limited and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we alter our marketing efforts and pursue alternative revenue generating products in the future.

THE LOSS OF THE SERVICES OF URIEL LIZAMA COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR INABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Uriel Lizama. If he were unable to perform his services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop our products and market our products. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE HUMAN RESOURCE INDUSTRY IS HIGHLY COMPETITIVE. IF WE CAN NOT DEVELOP AND MARKET DESIRABLE PRODUCTS THAT THE MARKET AND COMPANIES OR INDUSTRIES ARE WILLING TO PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

Personality Software Systems has many potential competitors marketing to the human resource industry.  We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their products than are available to us.

Some of our competitors in the human resource industry also offer a wider range of services and products; have greater name recognition and more extensive customer bases than our Company.  These competitors may be able to respond more quickly to new or changing opportunities and technology, undertake more extensive marketing activities, and adopt more aggressive pricing policies than our Company.  Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility.  The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.  Competition existing, and future competitors could result in an inability to secure adequate customers and pay-per-employee numbers sufficient to support Personality Software Systems’s endeavors.  Personality Software Systems cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.  As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

PERSONALITY SOFTWARE SYSTEMS MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Personality Software Systems has limited capital resources. Unless Personality Software Systems begins to generate sufficient revenues to finance operations as a going concern, Personality Software Systems may experience liquidity and solvency problems. Such liquidity and solvency problems may force Personality Software Systems to cease operations if additional financing is not available. No known alternative resources of funds are available to Personality Software Systems in the event it does not have adequate proceeds from this offering. However, Personality Software Systems believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE MINIMUM SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.  NO PROCEEDS FROM THIS OFFERING ARE REQUIRED TO BE RETURNED IF THE MINIMUM AMOUNT OF SHARES ARE SOLD.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell at least the minimum of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.   If we raise only the minimum offering, the Company will be able to complete its business plan as described (please see section titled “Management’s Discussion and Analysis or Plan of Operation” in this offering for a detailed discussion of the Milestones we plan to complete based on the three levels of offering proceeds we may receive from this offering).  Any raise above the minimum (up to the maximum offering) will allow the more rapid expansion and completion of the business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Personality Software Systems or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of Personality Software Systems is Uriel Lizama who also serves as its Director, President, Secretary, and Treasurer.  Mr. Lizama holds 10,000,000 restricted shares of Personality Software Systems common stock.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Personality Software Systems common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE URIEL LIZAMA, PERSONALITY SOFTWARE SYSTEMS’ OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF PERSONALITY SOFTWARE SYSTEMS ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Uriel Lizama, Personality Software Systems’ President, Secretary, and Treasurer and Director beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Personality Software Systems security holders, including the election of directors. Mr. Lizama would retain 77% ownership in Personality Software Systems common stock assuming the maximum offering is attained.  Such concentrated control may also make it difficult for Personality Software Systems stockholders to receive a premium for their shares of Personality Software Systems common stock in the event Personality Software Systems enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Personality Software Systems. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $10,500 cost of this Registration Statement to be paid from proceeds raised. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Personality Software Systems business, financial condition, and prospects that reflect Personality Software Systems management’s assumptions and beliefs based on information currently available. Personality Software Systems can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Personality Software Systems assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Personality Software Systems control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our mobile based human resource software, sufficient user numbers, the willingness of companies to pay fees sufficient to sustain operations, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Personality Software Systems functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management.  The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $10,500.  Management prepared the milestones based on three levels of offering raise success: Minimum Offering proceeds raised of $30,000, 50% of the Maximum Offering proceeds raised ($75,000), and the Maximum Offering proceeds raised of $150,000 through the offering.  The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Minimum Offering proceeds raised of $30,000 is budgeted to sustain operations for a twelve-month period.  The minimum amount is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the programming and development of our Restaurant Industry Personality Package.  If the Company were to raise 50% of the Maximum Offering which is $75,000 then we would be able complete the programming, development, and marketing of our Restaurant Industry Personality Package and the Hospitability Industry Personality Package.  Raising the Maximum Offering of $150,000 will enable the Company to implement our full business plan and complete the programming, development, and marketing of the Restaurant Industry Personality Package, the Hospitability Industry Personality Package, and the Health Care Industry Personality Package (please see section titled “Management’s Discussion and Analysis or Plan of Operation” in this offering for a detailed discussion of the Milestones we plan to complete based on the three levels of offering proceeds we may receive from this offering).  If we begin to generate profits, we plan to increase our marketing and sales activity accordingly.  We anticipate starting generating profits approximately nine months following closing of the offering.

Personality Software Systems intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	30,000	100.00	75,000	100.00	150,000	100.00

Offering Expenses
Legal & Professional Fees	5,000	16.67	5,000	6.67	5,000	3.33
Accounting Fees	3,500	11.67	3,500	4.67	3,500	2.33
Edgar Fees	800	2.67	800	1.07	800	0.53
Blue-sky fees	1,200	4.00	1,200	1.60	1,200	0.80
Total Offering Expenses	10,500	35.00	10,500	14.00	10,500	7.00

Net Proceeds from Offering	19,500	65.00	64,500	86.00	139,500	93.00

Use of Net Proceeds
Accounting Fees	8,300	27.67	8,300	11.07	8,300	5.53
Legal and Professional Fees	5,000	16.67	5,000	6.67	5,000	3.33
Marketing	0	0.00	7,200	9.60	24,200	16.13
Office Supplies	0	0.00	3,000	4.00	6,000	4.00
Outsourcing/Freelance1	1,000	3.33	7,000	9.33	16,000	10.67
Programming Costs2	1,700	5.67	16,000	21.33	44,000	29.33
Software Engineer	1,500	5.00	11,000	14.67	25,000	16.67
Website Design	1,000	3.33	5,000	6.67	8,000	5.33
Working Capital	1,000	3.33	2,000	2.67	3,000	2.00
Total Use of Net Proceeds	19,500	65.00	64,500	86.00	139,500	93.00

Notes:

1 The category of Outsourcing/Freelance is allocated for the purpose of paying for outside services.  None of the proceeds allocated in this category are intended to pay the CEO.

2 The category of Programming Costs is allocated for the purpose of paying potential part-time employees or contracted employees.  None of the proceeds allocated in this category are intended to pay the CEO.

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives.

We currently consider the foregoing project our priority and intend to use the proceeds from this offering  for such projects.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Personality Software Systems assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution figures based on Audited Financial Statements dated May 31, 2012.

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Personality Software Systems issued and outstanding stock. This is due in part because of the common stock issued to the Personality Software Systems officer, director, and employee totaling 10,000,000 shares at par value $0.001 per share versus the current offering price of $0.05 per share.  Personality Software Systems net book value on May 31, 2012 was $6,850.

If the Minimum Offering is sold, there will be 10,600,000 Shares of Common Stock outstanding.  Personality Software Systems net book value will be approximately $0.0025 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0475 per share while the Personality Software Systems present stockholder will receive an increase of $0.0018 per share in the net tangible book value of the shares that he holds. This will result in a 95.0% dilution for purchasers of stock in this offering.

If the 50% of the Maximum Offering is sold, there will be 11,500,000 Shares of Common Stock outstanding.  Personality Software Systems net book value will be approximately $0.0062 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0438 per share while the Personality Software Systems present stockholder will receive an increase of $0.0055 per share in the net tangible book value of the shares that he holds. This will result in an 87.6% dilution for purchasers of stock in this offering.

If the Maximum Offering is sold, there will be 13,000,000 Shares of Common Stock outstanding.  Personality Software Systems net book value will be approximately $0.0116 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0384 per share while the Personality Software Systems present stockholder will receive an increase of $0.0109 per share in the net tangible book value of the shares that he holds. This will result in a 77.4% dilution for purchasers of stock in this offering.

This table represents a comparison of the price paid by purchasers of the common stock in this offering and the individual who purchased shares in Personality Software Systems previously:

	Minimum	Maximum	Maximum
	Offering	Offering	Offering
		50%	100%

Book Value Per Share Before the Offering	$0.0007	0.0007	0.0007

Book Value Per Share After the Offering (1)	$0.0025	0.0062	0.0116

Net Increase to Original Shareholders	$0.0018	0.0055	0.0109

Decrease in Investment to New Shareholders	$0.0475	0.0438	0.0384

Dilution to New Shareholders (%)	95.0%	87.6%	77.4%

Note:
(1)	Calculations based on after deducting Offering Expenses estimated in aggregate, at $10,500.

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to his for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  After the effective date of this prospectus, Mr. Lizama, the sole officer and director, intends to advertise through personal contacts, telephone, and hold investment meetings.  We do not intend to use any mass-advertising methods such as the Internet or print media.  Mr. Lizama will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Personality Software Systems as a possible investment.  In offering the securities on our behalf, Mr. Lizama will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Lizama will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Mr. Lizama is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.
Mr. Lizama is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Mr. Lizama is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.
Mr. Lizama is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

Personality Software Systems is offering on a best efforts, self-underwritten basis a minimum of 600,000 and a maximum of 3,000,000 shares of its common stock.

Personality Software Systems is offering, on a best efforts, self-underwritten basis, a minimum of 600,000 and a maximum of 3,000,000 shares of its common stock at a fixed price of $0.05 per share.  The price of $0.05 per share is fixed for the duration of the offering. There is no minimum investment required from any individual investor.   This is the initial offering of Common Stock of Personality Software Systems and no public market exists for the securities being offered.  The shares are intended to be sold directly through the efforts of Uriel Lizama, our sole officer and director.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  Mr. Lizama, intends to advertise through personal contacts, telephone, and hold investment meetings.  We do not intend to use any mass-advertising methods such as the Internet or print media.  Mr. Lizama will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Personality Software Systems as a possible investment.  The shares are being offered for a period not to exceed 180 days.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly within 5 days without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The offering may terminate on the earlier of: (i) the date when the sale of all 3,000,000 shares is completed, (ii) anytime after the minimum offering of 600,000 shares of common stock is achieved, or (iii) 180 days from the effective date of this document.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Personality Software Systems, Inc.” and will be deposited in a separate (limited to funds received on behalf of Personality Software Systems) non-interest bearing law office trust bank account until the Minimum Offering proceeds are raised.  No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account).  All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Personality Software Systems until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Law Offices of Harold P. Gewerter, Esq., Ltd.  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Written notice will be mailed to each investor that the minimum offering amount has been received and the offering proceeds have been distributed to the Company.  All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. Personality Software Systems escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Personality Software Systems and is therefore not an independent third party.

The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Personality Software Systems has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Personality Software Systems were to enter into such arrangements, Personality Software Systems will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Personality Software Systems has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, Personality Software Systems has identified Nevada and California as the states where the offering will be sold.

Deposit of Offering Proceeds

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Personality Software Systems, Inc.” (“Trust Account”) and will be deposited in a separate (limited to funds received on behalf of Personality Software Systems) non-interest bearing law firm trust bank account. The Escrow Agent shall cause Bank of the West to process all Escrow Amounts for collection through the banking system.  All subscription agreements and checks should be delivered to“Law Offices of Harold P. Gewerter, Esq., Ltd., 5536, S. Ft. Apache, Suite 102, Las Vegas, Nevada 89148.  Failure to do so will result in checks being returned to the investor, who submitted the check.  All subscription funds will be held in the Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Personality Software Systems until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Law Offices of Harold P. Gewerter, Esq., Ltd.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. Personality Software Systems escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Personality Software Systems and is therefore not an independent third party.  The offering may terminate on the earlier of: (i) the date when the sale of all 3,000,000 shares is completed, (ii) anytime after the minimum offering of 600,000 shares of common stock is achieved, or (iii) 180 days from the effective date of this document.  The fee of the Escrow Agent is $2,500.00. (See Exhibit 99.2).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.2) and sending it together with payment in full to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Personality Software Systems, Inc.” 5536 S. Ft. Apache, Suite 102, Las Vegas, Nevada 89148.  All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is no minimum investment by any individual investor of shares required to be purchased.  Personality Software Systems reserves the right to either accept or reject any subscription.  Conditions for the acceptance of a subscription agreement include an acceptable method of payment, completion of a subscription agreement, and funds must come through the efforts of our President Uriel Lizama as acceptance of funds in any other event would fall outside the procedures set forth in this registration.  Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Personality Software Systems accepts a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES

Personality Software Systems authorized capital stock consists of 500,000,000 shares of common stock with a par value $.001 per share.

PREFERRED STOCK

Personality Software Systems has no current plans to either issue any preferred stock or adopt any series, preferences, or other classification of preferred stock.  As stated in the Articles of Incorporation, the Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

COMMON STOCK

Personality Software Systems authorized capital stock consists of 500,000,000 shares of common stock, with a par value of $0.001 per share.

The holders of our common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of Personality Software Systems common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Personality Software Systems directors.

PREEMPTIVE RIGHTS

No holder of any shares of Personality Software Systems stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, Personality Software Systems has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Personality Software Systems does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Personality Software Systems will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception (April 24, 2012) to May 31, 2012 are included in this prospectus.  They were audited by Peter Messineo Certified Public Accountant, PCAOB- and CPAB-Registered Auditor, 1982 Otter Way, Palm Harbor, Florida 34685.  We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

The Law Office of Harold P. Gewerter Esq., Ltd. 5536, S. Ft. Apache, Suite 102, Las Vegas, Nevada 89148, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.  The Law Office of Harold P. Gewerter, Esq., Ltd. is the named escrow agent for establishing a non-interest bearing bank account at the branch of Bank of the West and bearing the title set forth on the Information.  The Escrow Agent fee is $2,500.00 and is payable upon establishing the escrow account.

DESCRIPTION OF OUR BUSINESS

General Information

Personality Software Systems, Inc. was incorporated in the State of Nevada on April 24, 2012 under the same name. Since inception, Personality Software Systems has not generated revenues, and has accumulated losses in the amount of $3,150 as of audit date May 31, 2012.  Personality Software Systems has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Personality Software Systems has yet to commence full scale planned operations.  As of the date of this Registration Statement, Personality Software Systems has commenced only minimal operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from services.  Personality Software Systems believes that, if it obtains the proceeds from this offering, it will be able to implement the full business plan and conduct business pursuant to the business plan for the next twelve months.

Personality Software Systems administrative office is located at 11730 W. Sunset, Blvd., No. 119, Los Angeles, California 90049.

Personality Software Systems fiscal year end is December 31.

Business Overview

Personality Software Systems plans to provide a mobile and web based software solution for providing valued insight to human resource departments who have more than 15 employees.  The software will intelligently provide industry specific questionnaires to employees through their mobile devices to be answered on a daily basis after or before work. The questions will evaluate personalities, perception of performance, and interpersonal relationships within the companies or business workforce. This data is then displayed privately and confidentially to the human resource department to identify performance issues, job satisfaction, efficiency, and give insight to help management and the overall company optimize its workforce.

Understanding honest perception of an individual, or an overall work environment, can be an important evaluation tool in any business. Sales figures and other measurable indicators of success are relatively easy for a management team to understand and react.  However, understanding an employee at a fundamental level can be a valuable tool for knowing and understanding your work force at an interpersonal and deeper level. A fact is that employees spend a significant amount of time together on a daily basis and therefore they invariably form impressionable, subliminal, and indelible relationships.  By leveraging daily non-intrusive questionnaires, the company can learn things about an employee, a job function, a department, and ultimately over time an overall corporate workforce culture.  The goal of our software is intended to provide honest responses to ultimately nurture a more productive workforce.

The plan is for the information to be collected passively through the mobile software and reviewed by the human resource department for disbursement to appropriate management.  This information can be used as an analysis to foresee potential problems between employees, low job satisfaction, efficiency deficiencies, and possible bias employee relationships that could be prevented just to mention a few.  Addressing employee job weaknesses or deficiencies can improve the employer/employee relationships and ease interpersonal tensions.  The software can also provide valuable insight into how well individuals work within their team, job strengths and weaknesses as well as career potential.  Over time, once positive results are recognized within specific job titles, job functions, and or departments; management can use this information as a tool to increase efficiency, productivity and the quality of the work environment.

At the present, the human resource department’s primary function has been defined by the hiring and placement of employees into a company.  Providing the human resource department with an additional tool which provides valuable informational insight into the workforce can provide them the ability to consult and interact with employees.

Product Development/Technology

The Product

The Personality Mobile software is broken down into industry specific Personality Packages. Each Personality Package is configured to questionnaire each employee with non-personal or intrusive questions about their colleagues and is tailored based on the individuals’ specific job title and industry.  For example our Restaurant Industry Package plans to include the following line of questioning; a server in a restaurant might answer questions about a front-line cook and how well they feel the cook performs when it comes to the efficiency and quality in which he or she prepares dishes.  The questions can be answered on a scale of 1-10 without any option to comment or give personal information. This same line of questioning will be given to all servers, bus boys, maître Dees, shift management, and all other personnel that have daily contact with the individual.  Over time, the information gathered will provide an accurate profile of the individual which can be a valuable tool for management.  If, for example, the software detects that the speed of the cook is below satisfaction this may trigger an additional line of questioning in an effort to pin-point and determine what may be affecting their speed.  Human resources can then login to their Personality Control Panel and view the recent results which further evaluates the cooks’ performance.  If human resources and management determine that their speed is indeed slow then this additional round of questioning can further reveal information that will give them insight into a possible remedy to this issue.  In this situation the information may reveal that the cook being evaluated is slow because they are overlooking many of the details on the ticket.  This is then causing the server to notify the cook to fix the dish and therefore efficiency is compromised.  The remedy may be as simple as management having a meeting with the cook to discuss with them the facts that they are overlooking many of the details of the ticket.  Therefore, it is a necessity that the cook takes a moment more of time and pays attention to the detail of the ticket to avoid these mistakes.  As the cook improves their attention to the tickets the relationship with his or her colleagues and peers will improve which will create an overall better work environment for them, those working around them, and ultimately the efficiency and success of the organization as a whole.  Our plan is that our products will help management identify and address issues and concerns quicker, with more efficiency, and either address the issue or remedy the situation in a different manner which may be in the best interest of both parties.

Overall, and over time, the mobile software package can measure perceived performance, gather peer feedback, acknowledge praise and rewards, as well as build personality profiling which can be helpful to determine if the individual is in the right employment position and job title.

Product Development

The development of Personality Packages for multiple sectors of the economy is an integral component to furthering the business of the Company and long-term growth.  The Company has identified individuals to develop our Personality Packages and we have classified them as Outsourcing or Freelance Services.  As discussed, we plan to offer Personality Packages that are industry specific.  Initial industries we plan to develop packages for and develop a market include; the Restaurant Industry, Hospitality Industry, and Health Care.  The individuals we have identified to help us develop the Personality Packages have in excess of 20 years’ experience in their respective industries and have extensive and comprehensive human resource department expertise.  We plan to utilize their services on an ongoing basis to tailor and expand our packages.  Working with our clients and responding to their feedback will help to foster a relationship which we hope will ensure long-term success.

The service is considered low-bandwidth and not service intensive which will allow us to host thousands of companies on a single dedicated server.  The operating cost to support our server needs, including ample cost for expansion, is included in the “Use of Proceeds” in the Programming line item.

Marketing

This section details our sales and marketing strategies during the next twelve months following placement of our offering.

We plan to make our products available to employees of subscribing companies on their smart phones, tablets and computers.  Our plan is that the software technology can be delivered as both a stand-alone mobile application, via CNET Download.com, as well as a GoogleApps business service.  Allowing businesses to incorporate the service free of charge for work forces under 15 employees is an opportunistic way to trial and demo the technology as well as build a word-of-mouth marketing campaign.  Employers with more than 200 employees will more than likely have dedicated human resource departments that we plan to market to direct.  Initially, we plan to market our products to companies with greater than 15 employees utilizing an online driven marketing campaign.  Our marketing strategy will target specific human resource trade associations, journals, related trade publications, and individual companies direct.  Our secondary marketing campaign plan includes the use of print media which we believe will be more effective after the initial internet campaign is initiated.

We plan to charge a monthly per user fee.  The fee per user will decrease as the number of users per company increases.  The marketing of our products will be the responsibility of our President, Mr. Uriel Lizma.  He will direct the marketing efforts since most of the marketing planned will be online driven or until demand for our products surpass his capabilities and revenues can support the hiring of additional personnel.  We plan to provide support for our products through the use of online videos which initially should eliminate the need for live support.

Growth Strategy of the Company

There are currently over 4,000,000 active business users of the GoogleApps service and at the present our human resource software does not appear to have any competition.  We believe this provides us with a premium and instant exposure to a large user base of potential clients.  Planned distribution with companies such as Download.com and related industries has the potential to provide us thousands of downloaded trials each month and the exposure to nurture sustained growth.

Competitor Analysis

At the present we believe that our software is unique in the marketplace.  The human resource industry is immensely huge and it appears to be getting more recognition as an integral part of corporate planning and strategy.  While we believe we are unique in the marketplace, there are many established companies which offer human resource services.  We consider these companies to be competent, experienced, and many have greater financial and marketing resources than we do at the present time.  Some of these companies also offer a wider scope of services and have greater name recognition within the industry.  In addition, these companies also have extensive customer bases and our ability to compete may be adversely affected by the ability of these competitors to devote greater resources if they choose to develop and offer a similar product.

12 Month Growth Strategy and Milestones Based on Minimum Offering Proceeds Raised

The following growth strategy and milestones are based on the estimates made by management.  The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $10,500.  Management prepared the milestones based on three varying levels of offering raise success: Minimum Offering proceeds raised of $30,000, 50% of the Maximum Offering proceeds raised ($75,000), and the Maximum Offering proceeds raised of $150,000 through the offering.  The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The working capital requirements and the projected milestones are approximations and subject to adjustments.  Minimum Offering proceeds raised of $30,000 is budgeted to sustain operations for a twelve-month period.  The minimum amount is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the programming and development of our Restaurant Industry Personality Package.  If the Company were to raise 50% of the Maximum Offering which is $75,000 then we would be able complete the programming, development, and marketing of our Restaurant Industry Personality Package and the Hospitability Industry Personality Package.  Raising the Maximum Offering of $150,000 will enable the Company to implement our full business plan and complete the programming, development, and marketing of the Restaurant Industry Personality Package, the Hospitability Industry Personality Package, and the Health Care Industry Personality Package (please see section titled “Management’s Discussion and Analysis or Plan of Operation” in this offering for a detailed discussion of the Milestones we plan to complete based on the three levels of offering proceeds we may receive from this offering).  If we begin to generate profits, we plan to increase our marketing and sales activity accordingly.  We anticipate starting generating profits approximately nine months following closing of the offering.

Note: The Company planned the milestones based on quarters.

Quarter

0-3 Months       (estimated expenditures based on Minimum Offering raised $3,000)
(estimated expenditures based on 50% of Maximum Offering raised $13,250)
(estimated expenditures based on Maximum Offering raised $30,000)
•	Define parameters for Personality Packages:
o	Restaurant Industry
o	Hospitality Industry
o	Health Care
•	Map-out site structure
•	Evaluate and hire Outsourcing /Freelance expertise for enhancing Personality Packages
•	Enhance programming features
•	Further develop web site
•	Evaluate marketing to individual Industries

4-6 Months       (estimated expenditures based on Minimum Offering raised $6,500)
(estimated expenditures based on 50% of Maximum Offering raised $24,500)
(estimated expenditures based on Maximum Offering raised $54,000)
•	Tailor and finalize initial Personality Packages
•	Enhance our website design
•	Tie in Personality Packages to web design
•	Evaluate GoogleApps download and Download.com for launch
•	Evaluate target specific marketing
o	Trade associations
o	Related trade publications
o	Individual companies
•	Identify possible joint venture opportunities with companies/websites
•	Develop online videos for sales and support
•	Initiate marketing campaign
•	Evaluate secondary marking campaign consisting of print marketing

7-9 Months       (estimated expenditures based on Minimum Offering raised $5,600)
(estimated expenditures based on 50% of Maximum Offering raised $17,100)
(estimated expenditures based on Maximum Offering raised $37,600)
•	Finalize website design
•	Finalize online marketing and support videos
•	Initiate marketing efforts
•	Launch our products
•	Initiate two-year marketing plan
•	Organize and develop joint venture/affiliate marketing programs
•	Revise and further develop web site features

10-12 Months    (estimated expenditures based on Minimum Offering raised $4,400)
(estimated expenditures based on 50% of Maximum Offering raised $9,650)
(estimated expenditures based on Maximum Offering raised $17,900)
•	Expand Personality Packages
•	Evaluate additional Personality Package markets
•	Analyze web-site leads/revenue generating effectiveness and make necessary adjustments/changes
•	Analyze marketing efforts to date and address necessary deficiencies
•	Finalize detailed two-year marketing and business plan

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives.

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Products or Services

We do not require any government approval for our services.

In the event any of our operations or products requires government approval, we will comply with any and all local, state and federal requirements.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date.  In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Uriel Lizama who currently devotes approximately 15 hours a week to our business and is responsible for the primary operation of our business.  Once the public offering is closed, Mr. Lizama plans to spend the time necessary for the development of the Personality Package, direct and manage freelance activity, organize the marketing campaign, supervise the technology integration, and direct the primary operations of the business.  There are no formal employment agreements between the company and our current employee.

DESCRIPTION OF PROPERTY

Personality Software Systems uses an administrative office located at 11730 W. Sunset Blvd., No. 119, Los Angeles, California 90049.  Mr. Lizama, the sole officer and director of the Company, provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/his investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or his shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-       Contains a description of the nature and level of risk in the market for penny stock inboth Public offerings and secondary trading;

-       Contains a description of the broker’s or dealer’s duties to the customer and of the rightsand remedies available to the customer with respect to a violation of such duties or otherrequirements of the Securities Act of 1934, as amended;

-       Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask”price for the penny stock and the significance of the spread between the bid and ask price;

-       Contains a toll-free number for inquiries on disciplinary actions;

-       Defines significant terms in the disclosure document or in the conduct of trading pennystocks; and

-       Contains such other information and is in such form (including language, type, size andformat) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-       The bid and offer quotations for the penny stock;

-       The compensation of the broker-dealer and its salesperson in the transaction;

-       The number of shares to which such bid and ask prices apply, or other comparableinformation relating to the depth and liquidity of the market for such stock; and

-       Monthly account statements showing the market value of each penny stock held in thecustomer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent.  Personality Software Systems has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying Audited Balance Sheet Data the Company has a positive current ratio and Company has accumulated losses in the amount of $3,150 for the period from Inception (April 24, 2012) to May 31, 2012.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of Inception (April 24, 2012) through May 31, 2012.  For detailed financial information, see the financial statements included in this prospectus.

Audited Balance Sheet Data:

Cash	$8,500
Total assets	$8,500
Total liabilities	$1,650
Shareholders’ equity	$6,850

Other than the shares offered by this prospectus, no other source of capital has been identified or sought at this time.   The amount of cash the Company currently has on hand is sufficient to meet its obligations and conduct planned operations for a minimum of six months or until this filing is effective.  Our officer and director is not taking a salary and we have budgeted our current cash on hand to last for the duration of this time period.  Once this filing is effective and we initiate our offering; i f we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our sole officer and director, has verbally agreed to advance the Company funds to complete the registration costs and other costs that occur while furthering our planned operations until the potentially six months that the offering will continue.  The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of this member.  Mr. Lizama, our sole office and director, has agreed to advance the Company funds to meet its obligations including the expenses necessary to stay current with accounting and audit, registration costs, and other cost that occur until the potentially six months that the offering will continue.  We anticipate the costs of these obligations could total approximately $10,000 and these advances will not be repaid from the raised funds.  While management estimates $10,000 for such costs; there is no maximum amount of funds that Mr. Lizama has agreed to provide.  Mr. Lizama, because he is the sole office and director, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

The funds raised through our offering are budgeted to sustain operations for a twelve month period following the closing.  Minimum Offering proceeds raised of $30,000 is sufficient to keep the Company current with its public listing status costs with funds remaining which will be sufficient to further the business of the Company and complete the programming and development of our Restaurant Industry Personality Package.  If the Company were to raise 50% of the Maximum Offering which is $75,000 then we would be able complete the programming, development, and marketing of our Restaurant Industry Personality Package and the Hospitability Industry Personality Package.  Raising the Maximum Offering of $150,000 will enable the Company to complete the programming, development, and marketing of the Restaurant Industry Personality Package, the Hospitability Industry Personality Package, and the Health Care Industry Personality Package (please see sub-section titled “Proposed Milestones to Implement Business Operations” in this section of the offering for a detailed discussion of the Milestones we plan to complete based on the three levels of offering proceeds we may receive from this offering).

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise.  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A(a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Plan of Operation

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying audited financial statements, the Company has a positive current ratio and the Company has accumulated losses in the amount of $3,150 for the period from Inception (April 24, 2012) to May 31, 2012.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The pace of the growth of the Company is dependent upon its ability to obtain financing through this public offering and upon future profitable operations from the development of its planned business.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following milestones are based on the estimates made by management.  The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $10,500.  Management prepared the milestones based on three varying levels of offering raise success: Minimum Offering proceeds raised of $30,000, 50% of the Maximum Offering proceeds raised of $75,000, and the Maximum Offering proceeds raised of $150,000 through the offering.  The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The working capital requirements and the projected milestones are approximations and subject to adjustments.

Minimum Offering proceeds raised of $30,000 (less the offering expenses estimated at $10,500 and $19,500 net remains for furthering the business of the Company) is budgeted to sustain operations for a twelve-month period.  The minimum amount is sufficient to keep the Company current with its public listing status with prudently budgeted funds remaining which will be sufficient to complete the programming and development of our Restaurant Industry Personality Package.  At this minimum raise the programming and software engineering work will be primarily completed by our President Mr. Lizama.  Mr. Lizama has the background and expertise to complete these responsibilities as he is responsible for the oversight of all programming and software engineering work performed by any contracted workers.  Since we have no funds budgeted for the marketing at the minimum raise level our President Mr. Lizama has verbally agreed to fund the Company with up to $5,000 for marketing efforts which we feel is sufficient to promote our product to the marketplace.  Mr. Lizama, because he is the sole office and director, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.   At this level of funding we plan to offer our Restaurant Industry Package to the marketplace approximately seven to nine months following the closing of this offering.

If the Company were to raise 50% of the Maximum Offering which is $75,000 (less the offering expenses estimated at $10,500 and $64,500 net remains for furthering the business of the Company) then we would be able to implement our business plan as follows.  This level of raise is sufficient for the Company to complete the programming, development and marketing of the Restaurant Industry Personality Package and the Hospitality Industry Personality Package.  We plan to offer our products to the marketplace within seven to nine months following the closing of this offering.

In the event we are successful in raising the Maximum Offering of $150,000 (less the offering expenses estimated at $10,500 and $139,500 remains for furthering the business of the Company); this will enable the Company to implement our full business plan and offer our Personality Package to all three planned markets.  The funds raised will enable us to complete the programming, development and market the Restaurant Personality Package, the Hospitality Industry Personality Package, and the Health Care Industry Personality Package.  We plan to offer our products to the marketplace within seven to nine months following the closing of this offering.

If we begin to generate profits, we will increase our marketing and sales activity accordingly.  We anticipate starting generating profits approximately nine months following closing of the offering.

We plan to complete our milestones as follows:

0- 3 MONTHS

Estimated expenditures this quarter based on Minimum Offering placement - $3,000
Estimated expenditures this quarter based on 50% of Maximum Offering placement - $13,250
Estimated expenditures this quarter based on Maximum Offering placement - $30,000

Immediately upon closing of the offering we plan to finalize our evaluation of outsourcing and freelance expertise.  Their expertise, coupled with their backgrounds in the human resource industry will help us develop our Personality Packages.  We have budgeted $500 (based on minimum proceeds placed) and $4,000 (based on 50% of the maximum of proceeds placed) and $9,000 (based on the maximum offering proceeds placed) in the Outsourcing/Freelance line item of the “Use of Proceeds” section to pay for the cost of contracting this service.  Our President Mr. Lizama has an extensive background in programming and is responsible for the overall site structure and programming.  We have budgeted $400 (based on minimum proceeds placed) and $5,000 (based on 50% of the maximum of proceeds placed) and $14,000 (based on the maximum offering proceeds placed) in the Programming Costs line item of the “Use of Proceeds” section to help him expedite the programming.  The Company plans to evaluate and place a deposit for a web designer for our website.  The Company has budgeted $500 (based on minimum proceeds placed) and $2,000 (based on 50% of the maximum of proceeds placed) and $4,000 (based on the maximum offering proceeds placed) in the Web Design line item of the “Use of Proceeds” section to pay for this cost.  The cost for the Company to keep in compliance is budgeted in the Accounting line item for $1,500 and Office Supplies for the quarter are $100 (based on minimum offering proceeds placed) and $750 (based on 50% of the maximum offering proceeds placed) and $1,500 (based on maximum offering proceeds placed).  During this timeframe we hope to have our site structure mapped out, a web design which will be branded to our advertising campaign, and our initial Personality Packages developed.

4-6 MONTHS

Estimated expenditures this quarter based on Minimum Offering placement - $6,500
Estimated expenditures this quarter based on 50% of Maximum Offering placement - $24,500
Estimated expenditures this quarter based on Maximum Offering placement - $54,000

During this timeframe the Company plans to finalize our initial Personality Packages, initiate our web to mobile download, further design our web site and develop videos for marketing and support.  We have budgeted $500 (based on minimum proceeds placed) and $3,000 (based on 50% of the maximum of proceeds placed) and $7,000 (based on the maximum offering proceeds placed) in the Outsourcing/Freelance line item of the “Use of Proceeds” section to pay for the cost of contracting the finalization and tailoring of our Personality Packages.  By this timeframe, our President Mr. Lizama anticipates utilizing additional programming help to integrate the mobile downloading and overall programming.  We have budgeted $400 (based on minimum proceeds placed) and $5,000 (based on 50% of the maximum of proceeds placed) and $14,000 (based on the maximum offering proceeds placed) in the Programming Costs line item of the “Use of Proceeds” section to help him expedite this process.  In addition, we have budgeted $750 (based on minimum proceeds placed) and $6,000 (based on 50% of the maximum offering proceeds placed) and $15,000 (based on the maximum offering proceeds placed) to cover the costs of the Software Engineer for their expertise for programming integration.  The Marketing budget includes the cost to develop online videos for sales and support.  If we only raise the minimum proceeds we will not be able to incur this expense, but we have budgeted $750 (based on 50% of the maximum offering proceeds raised) and $2,000 (based on the maximum offering proceeds placed) for sales and support videos.  The Company plans to further enhance our website design and the Company has budgeted $250 (based on minimum proceeds placed) and $2, 000 (based on 50% of the maximum of proceeds placed) and $2,000 (based on the maximum offering proceeds placed) in the Web Design line item of the “Use of Proceeds” section to pay for this cost.  Towards the end of this quarter we plan to initiate and begin the marketing plan and incorporate it into the web site.  We have budgeted $500 (based on the minimum offering proceeds placed) and $3,000 (based on 50% of the maximum offering proceeds placed) and $8,500 (based on the maximum offering proceeds placed) in the Marketing line item in the “Use of Proceeds” section to cover these costs.   The cost for the Company to keep in compliance is budgeted in the Accounting line item for $1,500 and we have Legal budgeted for $2,500 to address any contractual and legal issues.  Office Supplies for the quarter are $100 (based on minimum offering proceeds placed) and $750 (Based on 50% of the maximum offering proceeds placed) and $1,500 (based on maximum offering proceeds placed).  Our goal during this timeframe is to prepare our Company for the launch of our products the following quarter.

7-9 MONTHS

Estimated expenditures this quarter based on Minimum Offering placement - $5,600
Estimated expenditures this quarter based on 50% of Maximum Offering placement - $17,100
Estimated expenditures this quarter based on Maximum Offering placement - $37,600

During this timeframe we plan to finalize our website design, initiate the marketing campaign, launch our products, organize and review joint venture/affiliate marketing programs, and become fully operational.   We have budgeted $250 (based on the minimum offering proceeds placed) and $1,000 (based on 50% of the maximum offering proceeds placed) and $2,000 (based on the maximum of proceeds placed) in the Web Design line item in the “Use of Proceeds” section for tailoring and finalizing the website design and marketing campaign.  In addition, we have budgeted $750 (based on 50% of the maximum proceeds placed) and $2,000 (based on the maximum of proceeds placed) for finalizing online videos for marketing and support.  The marketing campaign we have budgeted $500 (based on the minimum offering proceeds placed) and $3,000 (based on 50% of the maximum proceeds placed) and $8,500 (based on maximum proceeds placed) to support online and direct marketing efforts to coincide with the launch of our products.  Towards the end of this quarter we anticipate the need to make programming and software engineer modifications.  We have budgeted $400 (based on the minimum proceeds placed for our offering) and $3,000 (based on 50% of the maximum offering proceeds placed) and $10,000 (based on the maximum of offerings placed) for programming modifications.  As an aid to the programming modifications, we have budgeted $750 (based on the minimum offering proceeds placed) and $5,000 (based on 50% of the maximum offerings placed) and $10,000 (based on the maximum offering placed for software engineer support.  The cost for the Company to keep in compliance is budgeted in the Accounting line item for $3,600 and Office Supplies for the quarter are $100 (based on minimum offering proceeds placed) and $750 (based on 50% of the maximum offering proceeds placed) and $1,500 (based on maximum offering proceeds placed).  Our overall goal for this timeframe is become fully operational.

10-12 MONTHS

Estimated expenditures this quarter based on Minimum Offering placement - $4,400
Estimated expenditures this quarter based on 50% of Maximum Offering placement - $9,650
Estimated expenditures this quarter based on Maximum Offering placement - $17,900

By the fourth quarter of operations we hope to have approximately a full quarter of launch operations to analyze.  We plan to expand our Personality Packages and evaluate additional Personality Package markets. The Company hopes to provide addition funding to expand our Personality Packages product line from revenues generated, but we have budgeted $1,000 (based on 50% of the maximum offering proceeds placed) and $3,000 (based on the maximum offering proceeds placed) to pay for this cost which is budgeted in the Outsourcing/Freelance line item in the “Use of Proceeds” section.  We also plan to evaluate our marketing value with our revenue generating effectiveness and address any deficiencies and make adjustments.  The marketing campaign will continue and we have budgeted $900 (based on 50% of the maximum offering proceeds placed) and $3,400 (based on the maximum of offering proceeds placed) in the Marketing line item in the “Use of Proceeds” section to cover this expense.  The Company has budgeted $300 (based on the minimum proceeds placed) and $3,000 (based on 50% of the maximum offering proceeds placed) and $6,000 (based on the maximum offering proceeds placed) in the Programming line item of the “Use of Proceeds” section to cover to cost for programming modifications and upgrades.  During this timeframe our President plans to finalize our two-year marketing and business plan.  The cost for the Company to keep in compliance is budgeted in the Accounting line item for $1,500 and Legal is budgeted at $2,500.  Office Supplies for the quarter are $100 (based on minimum offering proceeds placed) and $750 (based on 50% of the maximum offering proceeds placed) and $1,500 (based on maximum offering proceeds placed).  Our goal by this stage of operations is to evaluate our endeavor over the last 12 months of operations and put in place the framework for long-term success.

Note: The Company planned milestones are based on quarters following the closing of the offering.  We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.

CRITICAL ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The financial statements are prepared using the accrual method of accounting.  The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.  The Company has elected a December 31.

B. BASIC EARNINGS PER SHARE

The Company has adopted ASC Topic 260 “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from audit period Inception (April 24, 2012) to May 31, 2012 and the Company had $8,500 in cash and equivalents at audited period ending Inception (April 24, 2012) to May 31, 2012.

C. CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $8,500 in cash and cash equivalent at audit period ending May 31, 2012.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

E. INCOME TAXES

Deferred  income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC Topic 740, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE

None.

FINANCIAL DISCLOSURE

Our fiscal year end is December 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the Date of Inception, April 24, 2012, through May 31, 2012 are located in the section titled “Financial Statements”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director	Position

Uriel Lizama *	27	April 2012	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principle Accounting Officer, Sole Director

*
For period from Inception (April 24, 2012) through current, Ms. Uriel Lizama serves as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principle Accounting Officer, and sole Director of the Company.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Uriel Lizama – President, Secretary, Treasurer and Director -  President , Baboon Software Inc., from April 2006 –present.  Baboon Software is one of the leading Programmers and Developers of Perl software on an international basis.  Their projects include software design and development such as, but not limited to Baboon Webforms, Link Jacket, Virtual Real Estate Game, Selling my Website, Blog Promotion Software, and Search Engine Optimization software.  Mr. Lizama is an expert in the field of Programming/Developer.  As a professional and expert Perl developer; Mr. Lizama is the founder of “Perl en Espanol” one of the leading Spanish-spoken Perl communities in which he has published several peer-appraised articles and tutorials about a wide range of Perl topics.  His prior work experience includes working on dozens of projects in which he has been in charge of the software design and development.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our President, Secretary, Treasurer, and Director who occupied such position as of the date of this Prospectus, for all services rendered in all capacities to us for the period from Inception (April 24, 2012) through May 31, 2012.  The Company does not have employment agreements with any of the persons named below (and has not presently entered into such agreements with any such persons), and does not pay them a salary or other compensation at the present time We also do not currently have any benefits, such as health or life insurance, available to our employees.

Name and Position	Year*	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Uriel Lizama President, CEO, CFO, Secretary, Treasurer, Director	*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

*	For period from Inception (April 24, 2012) through current, Mr. Uriel Lizama serves as President, CEO, CFO, Secretary, Treasurer and Director of the Company.

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors; however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the Date of Incorporation on April 24, 2012, Personality Software Systems has not compensated Mr. Lizama, the President, Secretary and Treasurer.  The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.   We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
	Name, Title and Address of	Amount of Beneficial	Before	After
Title of Class	Beneficial Owner of Shares (1)	Ownership (2)	Offering	Offering (3)

Common	Uriel Lizama, President, CEO, and Director	10,000,000	100%	77%

	All Officers and Directors as a Group	10,000,000	100%	77%

1.	The address of each executive officer and director is c/o Personality Software Systems, 11730 W. Sunset Blvd., No. 119, Los Angeles, California 90049.
2.
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.
Assumes the sale of the maximum amount of this offering (3,000,000 shares of common stock) by Personality Software Systems. The aggregate amount of shares to be issued and outstanding after the offering is 13,000,000.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 10,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Uriel Lizama is our sole officer and director.  We are currently operating out of the premises of Mr. Lizama and he provides the Company office space on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.  Rent was $0 for all periods presented.

On April 30, 2012 the Company issued 10,000,000 shares of common stock at $0.001 par value to Uriel Lizama, the Company’s founder, for an equity investment received in the amount of $10,000.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

Once this offering is effective and we initiate our offering; if we experience a shortfall in operating capital prior to receiving funds from the proceeds of this offering, our sole officer and director, has verbally agreed to advance the Company funds to complete the registration costs and other costs that occur while furthering our planned operations until the potentially six months that the offering will continue.  The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of this member.  Mr. Lizama, our sole office and director, has agreed to advance the Company funds to meet its obligations including the expenses necessary to stay current with accounting and audit, registration costs, and other cost that occur until the potentially six months that the offering will continue.  We anticipate the costs of these obligations could total approximately $10,000 and these advances will not be repaid from the raised funds.  While management estimates $10,000 for such costs; there is no maximum amount of funds that Mr. Lizama has agreed to provide.  Mr. Lizama, because he is the sole office and direct, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise.  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.

The Company does not have an employment contract with its key employee Mr. Uriel Lizama who is the President and sole officer of the Company as of May 31, 2012.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

FINANCIAL STATEMENTS

PERSONALITY SOFTWARE SYSTEMS, INC.
Financial Statements
For the Period Ended May 31, 2012

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder:
Personality Software Systems, Inc.
Los Angeles, California

I have audited the balance sheet of Personality Software Systems, Inc. as of May 31, 2012 and the related statement of operations, changes in stockholder’s equity, and cash flows for the period April 24, 2012 (date of inception) through May 31, 2012. These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Personality Software Systems, Inc. as of May 31, 2012, and the results of its operations and its cash flows for the period April 24, 2012 (date of inception) through May 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA
Palm Harbor, Florida
June 15, 2012

PERSONALITY SOFTWARE SYSTEMS, INC.
(A Development Stage Company)
Balance Sheet

May 31,
2012

ASSETS

Current Assets
Cash and cash equivalents	$8,500
Total Current Assets	8,500

TOTAL ASSETS	$8,500

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
Accounts payable	$1,650
Total Current Liabilities	1,650

Stockholder’s Equity
Common stock: 500,000,000 authorized; $0.001 par value
10,000,000 shares issued and outstanding	10,000
Accumulated deficit during development stage	(3,150)
Total Stockholder's Equity	6,850

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$8,500

See auditor's report and notes to the audited financial statements

PERSONALITY SOFTWARE SYSTEMS, INC.
(A Development Stage Company)
Statement of Operations

April 24, 2012
(inception)
through
May 31, 2012

Revenues	$—

Operating Expenses
General and administrative	3,150
Total operating expenses	3,150

Net loss from operations	(3,150)

Income taxes	—

Net Loss	$(3,150)

See auditor's report and notes to the audited financial statements

PERSONALITY SOFTWARE SYSTEMS, INC.
(A Development Stage Company)
Statement of Stockholder's Equity

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance as of April 24, 2012	—	$—	$—	$—	$—

Common shares issued April 30, 2012, to founders for cash, $.001 per share	10,000,000	10,000	—		10,000

Net loss				(3,150)	(3,150)

Balance, May 31, 2012	10,000,000	$10,000	$—	$(3,150)	$6,850

See auditor's report and notes to the audited financial statements

PERSONALITY SOFTWARE SYSTEMS, INC.
(A Development Stage Company)
Statement of Cash Flows

April 24, 2012
(inception)
through
May 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,150)
Accounts payable	1,650
Net Cash Used in Operating Activities	(1,500)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	10,000
Net Cash Provided by Financing Activates	10,000

Net increase in cash and cash equivalents	8,500
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$8,500

Supplemental cash flow information:
Cash paid for interest	$—
Cash paid for taxes	$—

See auditor's report and notes to the audited financial statements

PERSONALITY SOFTWARE SYSTEMS, INC.
(A Development Stage Company)
Notes to the Audited Financial Statements
As of May 31, 2012 and for the period
April 24, 2012 (date of inception) through May 31, 2012

1.	Nature of Operations and Significant Accounting Policies

Nature of Operations
Personality Software Systems, Inc. (“PSS” or the “Company”) was incorporated in the State of Nevada on April 24, 2012.  PSS plans to provide a mobile and web based software solution to address and to provide valued insight to companies with human resource departments who have more than 15 employees.  The software will intelligently provide peer to peer industry specific questionnaires to employees through their mobile devices to be answered on a daily basis after or before work.  The questions will evaluate peer personalities, perception of performance, and interpersonal relationships within the workforce.  This data is then displayed privately and confidentially to the human resource department to identify performance issues, job satisfaction, and give insight to help the company make use of its best talent.

Development Stage Entity
The Company is a development stage company, in accordance with FASB ASC 915 Financial Reporting for Development Stage Entities. The Company plans to provide a mobile and web based insight software for human resource departments and is currently seeking funding through the sale of its common stock to fund the preliminary stages of developing its planned business operations.  It is the company’s intent to develop a software based solution for human resource departments which provides information and insight on job satisfaction, performance, and interpersonal relationships.

Activities during the development stage primarily include related party equity-based and or equity financing transactions.  Our efforts to date have been concentrated on financing, administrative efforts towards public compliance and our product’s development.

Management’s plan in regard to the development of operations, upon adequate funding, is to develop our base software.  Work is planned for mapping-out the site structure and workforce questionnaires.  Our overall goal is to complete the software questionnaire base content and link the software to web and mobile devices for marketplace launch.

Basis of Presentation
The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates
The Financial Statements have been prepared in conformity with U.S. GAAP, which requires using management’s best estimates and judgments where appropriate.  These estimates and judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period.  Actual results could differ materially from these good faith estimates and judgments.

Financial Instruments
Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31, 2012. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

The Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis.

As of May 31, 2012 and the fair values of the Company’s financial instruments approximate their historical carrying amount.

Cash and Cash Equivalents
Cash and cash equivalents includes all cash deposits and highly liquid financial instruments with a maturity of three months or less.

Accounts Receivable, Credit
The Company currently has not generated any revenue from operations.  The Company has not determined a credit policy at the current date.  No allowance for doubtful accounts is considered necessary to be established for amounts that may not be recoverable, since there has been no credit issued.

Software Development Costs and Capital Technology
The Company accounts for software development costs in accordance with several accounting pronouncements, including FASB ASC 730, Research and Development, FASB ASC 350-40, Internal-Use Software, FASB 985-20, Costs of Computer Software to be Sold, Leased, or Marketed and FASB ASC 350-50, Website Development Costs.

At the current time the Company has not incurred any costs associated with the planned technology developments.

Share-based payments
Share-based payments to employees, including grants of employee stock options are recognized as compensation expense in the financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented. The company may issue shares as compensation in the future periods for employee services.

The Company may issue restricted stock to consultants for various services.  Cost for these transactions will be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete. The company has not issue shares during the periods presented, however it anticipates that shares may be issued in the future.

Revenue recognition
The Company recognizes revenue on arrangements in accordance with FASB ASC No. 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

Advertising
The costs of advertising are expensed as incurred.  Advertising expense was $0 for the period from inception (April 24, 2012) through May 31, 2012.

Research and Development
The Company expenses research and development costs when incurred.  Research and development costs include engineering and testing of product and outputs.  Indirect costs related to research and developments are allocated based on percentage usage to the research and development.  To current date, there have been no research and development expenses.

Income taxes
The Company accounts for income taxes under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 740, Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings (loss) per share
Basic earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares outstanding during the year. Diluted earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares. The Company does not have any potentially dilutive instruments and, thus, anti-dilution issues are not applicable.

Recent Accounting Pronouncements
Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

2.	Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet emerged from its development stage, has not established an ongoing source of revenues sufficient to cover its operating cost, and requires additional capital to commence its operating plan.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.  These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company include: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.	Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

The Company has not recognized operating losses generated from operations to date, based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.  As of May 31, 2012, deferred taxes amounted to approximately $561, off-set by a 100% valuation allowance.

The Company provides for income taxes, for the period ended May 31, is as follows:

2012
Current provision
Income tax provision (benefit) at statutory rate	$(560)
State income tax expense (benefit), net of federal benefit	—

Valuation allowance	560
$—

Under the Internal Revenue Code of 1986, as amended, these losses can be carried forward twenty years.   As of May 31, 2012 the Company has net operating loss carry forwards of approximately $3,150, which begin to expire in 2032.

4.	Related Party Transactions

Loans from Shareholder

In support of the Company’s efforts and cash requirements, it is relying on advances from the sole shareholder until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing.  Amounts may be advanced or paid in satisfaction of certain liabilities as they come due. The advances are considered temporary in nature and have not been formalized by a promissory note.  Notes are considered payable on demand and are non-interest bearing. The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of this member.   As of May 31, 2012 there have been no amounts advanced or payments made on behalf of the Company by the majority shareholder.

The Company utilizes space provided by the majority shareholder without charge.  Rent was $0 for all periods presented.

The Company does not have an employment contract with its key employee, the sole shareholder, who is the Chief Executive and Chief Technical Officer.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

5.	Equity

The total number of shares of common stock which the Company shall have authority to issue is five hundred million (500,000,000) common shares with a par value of $.001, of which 10,000,000 have been issued to the founder, at par, for cash of $10,000.  The Company intends to issue additional shares in an effort to raise capital to fund its operations.  Common shareholders will have one vote for each share held.

No holder of shares of stock of any class is entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

The Company is currently engaged in the registration of its equity, for the purpose of raising cash through the issuance of common shares.  The Company through its proposed equity raise anticipates offering, on a best-efforts basis, a minimum of 600,000 and a maximum of 3,000,000 shares of common stock.

There are no preferred shares authorized or outstanding.  There have been no warrants or options issued or outstanding.

6.	Contingencies

Some of the officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

7.	Subsequent events

Management has evaluated subsequent events and is not aware of any significant events that occurred subsequent to the balance sheet date but prior to the issuance of this report on June 15, 2012 that should be disclosed.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Personality Software Systems in connection with registering the sale of the common stock. Personality Software Systems has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the minimum proceeds are raised.

Legal and Professional Fees	$5,000
Accounting Fees	$3,500
Edgar Fees	$800
Blue Sky Qualifications	$1,200

Total:	$10,500

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Personality Software Systems’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Personality Software Systems indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Personality Software Systems request as an officer or director. Personality Software Systems may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Personality Software Systems’s best interests. In a criminal action, he/he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Personality Software Systems shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Personality Software Systems shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/he may be made a party, or in which he/he may become involved, by reason of being or having been a director, officer, employee or agent of Personality Software Systems or is or was serving at the request of Personality Software Systems as a director, officer, employee or agent of Personality Software Systems, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Personality Software Systems. Personality Software Systems shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Personality Software Systems as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 30, 2012 the Company issued 10,000,000 shares of common stock at $0.001 par value to Uriel Lizama, the Company’s founder, for an equity investment received in the amount of $10,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS

The following exhibits are included with this registration statement:

Exhibit Number	Name/Identification of Exhibit

3.1 *	Articles of Incorporation

3.2 *	Bylaws

5 *	Opinion of Harold P. Gerwerter, Esq.

23.1	Consent of Independent Auditor

23.2 *	Consent of Counsel (See Exhibit 5)

99.1 *	Subscription Agreement

99.2 *	Escrow Agreement

99.3 *	Oral Summary of Advance of Funds Agreement

* Filed previously.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California on September 18 , 2012.

Personality Software Systems
(Registrant)

By:	/s/ Uriel Lizama
Uriel Lizama
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Uriel Lizama	President, Chief Executive Officer, Chief Financial Officer,	September 18 , 2012
Uriel Lizama	Principal Accounting Officer, Secretary, Treasurer and Director